Prudential Investments LLC

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

The Board of Trustees of Advanced Series Trust

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

Re: Contractual Fee Waiver

Effective as of the dates indicated below, Prudential Investments (the "Manager”) hereby agree to cap expenses / reimburse certain expenses and/or waive a portion of their investment management fees as more particularly described and set forth for each Portfolio listed on Exhibit A hereto.

Very truly yours,

Prudential Investments LLC

By: /s/ Timothy S. Cronin
Name: Timothy S. Cronin
Title: Senior Vice President

Exhibit A

AST Bond Portfolio 2026: The Manager has contractually agreed to waive a portion of its investment management fees and/or reimburse certain expenses for the Portfolio's investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses) do not exceed 0.93% of the Portfolio's average daily net assets through June 30, 2017. This waiver may not be terminated prior to June 30, 2017 without the prior approval of the Trust’s Board of Trustees.

AST Columbia Adaptive Risk Allocation Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses so that the investment management fee plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses) for the Portfolio does not exceed 1.28% of the average daily net assets of the Portfolio through June 30, 2016.  This expense limitation may not be terminated prior to June 30, 2016 without the prior approval of the Trust’s Board of Trustees.

AST Emerging Managers Diversified Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses so that the investment management fee plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses) for the Portfolio does not exceed 1.07% of the average daily net assets of the Portfolio through July 13, 2016.  This expense limitation may not be terminated prior to July 13, 2016 without the prior approval of the Trust’s Board of Trustees.

AST Ivy Asset Strategy Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses so that the investment management fee plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses) for the Portfolio does not exceed 1.21% of the average daily net assets of the Portfolio through June 30, 2016.  This expense limitation may not be terminated prior to June 30, 2016 without the prior approval of the Trust’s Board of Trustees.

AST Managed Alternatives Portfolio: The Manager has contractually agreed to waive a portion of its investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions and extraordinary expenses) plus acquired fund fees and expenses (excluding dividends on securities sold short and brokers fees and expenses on short sales) does not exceed 1.47% of the Portfolio’s average daily net assets through July 13, 2016.  This expense limitation may not be terminated prior to July 13, 2016 without the prior approval of the Trust’s Board of Trustees.

AST Morgan Stanley Multi-Asset Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses so that the investment management fee plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses) for the Portfolio does not exceed 1.42% of the average daily net assets of the Portfolio through July 13, 2016.  This expense limitation may not be terminated prior to July 13, 2016 without the prior approval of the Trust’s Board of Trustees.

AST Neuberger Berman Long/Short Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses so that the investment management fee plus other expenses (exclusive in all cases of taxes, short sale interest and dividend expenses, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses) for the Portfolio does not exceed 1.42% of the average daily net assets of the Portfolio through June 30, 2016.  This expense limitation may not be terminated prior to June 30, 2016 without the prior approval of the Trust’s Board of Trustees.

AST Wellington Management Real Total Return: The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses so that the investment management fee plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses) for the Portfolio does not exceed 1.42% of the average daily net assets of the Portfolio through July 13, 2016.  This expense limitation may not be terminated prior to July 13, 2016 without the prior approval of the Trust’s Board of Trustees.